Exhibit 4.1

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

DIGITAL TURBINE, INC.

Warrant To Purchase Common Stock

Warrant No.: [ ● ]
Number of Shares of Common Stock: [ ● ]
Date of Issuance: [ ● ], 2025 (“Issuance Date”)
Common Stock CUSIP No. 25400W102

1.	GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

(a)
Digital Turbine, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [ ● ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the Issuance Date, but not after the Expiration Time (as defined below), [ ● ] fully paid non-assessable shares of Common Stock, subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof) (this “Warrant”) shall have the meanings set forth in Section 17. This Warrant has been issued in connection with that certain Financing Agreement, dated as of August 29, 2025, by and among the Company, the Company subsidiaries party thereto, the guarantors party thereto, the lenders party thereto, and Blue Torch Finance LLC, in its capacity as administrative agent (the “Financing Agreement”).

2.	EXERCISE OF WARRANT.

(a)
Mechanics of Exercise. Holder may exercise this Warrant in whole or in part and from time to time prior to the Expiration Time by delivering a duly completed and executed Notice of Exercise in substantially the form attached hereto as Exhibit A (each, a “Notice of Exercise”) to the principal office of the Company or by PDF or DocuSign copy submitted by e-mail (or e-mail attachment). Unless the Holder is exercising the Cashless Exercise (as defined below) right set forth in Section 2(c), the Holder shall also deliver to the Company a check, wire transfer (to an account designated in writing by the Company), or other form of payment acceptable to the Company for the aggregate Exercise Price for the Warrant Shares being purchased. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant (if a physical warrant has been delivered to the Holder) to the Company for cancellation within five Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)	Exercise Price. For purposes of this Warrant, “Exercise Price” means $4.84 per Warrant Share, subject to adjustment as provided herein.

(c)
Cashless Exercise Right. In lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise for the aggregate Exercise Price pursuant to Section 2(a), the Holder may from time to time, in its sole discretion, elect to instead exercise this Warrant in whole or in part to receive upon such exercise the “net number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Where:

X	=	The number of Warrant Shares to be issued to the Holder

Y	=	The number of Warrant Shares being exercised under this Warrant

A	=	The fair market value of one share of Common Stock (as determined pursuant to Section 2(d)) on the date of such Notice of Exercise

B	=	The Exercise Price (as adjusted to the date of such calculation)

If Warrant Shares are issued in such a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of this Warrant and any holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

(d)
Calculation of FMV. For purposes of the calculation above, the fair market value of one share of Common Stock shall be the average of the daily volume weighted average price for each of the five (5) Trading Days immediately prior to the date of determination thereof or, in the case no such sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of the shares of Common Stock on such Trading Day, in each case as quoted on the Principal Market, as reported by Bloomberg, or such other principal securities exchange or inter-dealer quotation system, in each case, on which the shares of Common Stock are then traded. In the event the Common Stock is not quoted on the Principal Market or reported on any other national securities exchange or inter-dealer quotation system, the fair market value of one share of Common Stock shall be the last trade price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for the Common Stock by Bloomberg, the average of the ask prices of any market makers for the Common Stock as reported in the “pink sheets” by OTC Markets Group Inc. If the fair market value of one share of Common Stock cannot be calculated on any of the foregoing bases, the fair market value of one share of Common Stock on such date shall be determined in good faith by the Company’s Board.

(e)
Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming Cashless Exercise of this Warrant), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, by the date that is the earliest of (i) two Trading Days after the delivery by the Holder to the Company of the Notice of Exercise, provided that payment of the aggregate Exercise Price (other than in the instance of a Cashless Exercise) is received by the Company by such date, (ii) one Trading Day after delivery of the aggregate Exercise Price by the Holder to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery by the Holder to the Company of the Notice of Exercise, provided that payment of the aggregate Exercise Price (other than in the instance of a Cashless Exercise) is received by the Company by such date (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a Cashless Exercise) is received within the earlier of (i) two Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the first Trading Day following the Warrant Share Delivery Date, provided that payment of the aggregate Exercise Price (other than in the instance of a Cashless Exercise) is received by the Company by such date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the fair market value of one share of Common Stock (as determined pursuant to Section 2(d)) on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or the Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

(f)
Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(e) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(g)
Compensation for Buy-In on Failure to Timely Deliver Warrant Shares. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(e) pursuant to an exercise on or before the Warrant Share Delivery Date (other than any such failure that is solely due to any action or inaction by the Holder with respect to such exercise), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (i) pay in cash to the Holder the amount, if any, by which (A) the Holder’s total purchase price (including customary brokerage commissions, if any) for the Warrant Shares so purchased exceeds (B) the product of (x) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue and (y) the price at which the sell order giving rise to such purchase obligation was executed, and (ii) at the option of the Holder, either reinstate the portion of this Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (i) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

(h)
Charges, Taxes and Expenses. The issuance and delivery of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(i)	Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(j)
Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(k)
No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the then fair market value of one share of Common Stock.

(l)
Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times reserve and keep available for issuance under this Warrant, out of its authorized but unissued Common Stock, such number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue Warrant Shares under this Warrant (without regard to the 4.9% Cap (as defined below) or any other restriction or limitation on exercise).

(m)
Exercise Restriction. Notwithstanding anything herein to the contrary, the Company shall not issue to the Holder, and the Holder may not acquire, a number of shares of Common Stock upon exercise of this Warrant to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s or any of its Affiliate’s for purposes of Section 13(d) of Exchange Act (including shares held by any Group of which Holder or any of its Affiliates is a member) (collectively, such Holder’s “Attribution Parties”) would exceed 4.9% of the total number of shares of Common Stock then issued and outstanding (the “4.9% Cap”); provided, however, that the 4.9% Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act; and provided, further, that no changes shall be made to the 4.9% Cap without the prior written consent of the Company. For purposes hereof, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Warrant Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Warrant Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Upon the written request of Holder, the Company shall, within two (2) Business Days, confirm orally and in writing to Holder the number of shares of Common Stock then outstanding.

3.	CERTAIN ADJUSTMENTS.

(a)
Adjustment Upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to the date of such dividend by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately before such subdivision, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision, and the number of Warrant Shares shall be proportionately increased such that the aggregate Exercise Price of all remaining Warrant Shares under this Warrant shall remain unchanged. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to the date of such dividend by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately before such combination, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such combination, and the number of Warrant Shares shall be proportionately increased such that the aggregate Exercise Price of all remaining Warrant Shares under this Warrant shall remain unchanged. Any adjustment under this Section 3(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)
Adjustment Upon Reclassification. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Warrant Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of securities that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other securities.

(c)
Stock Dividend. If the Company at any time on or after the Issuance Date: (i) pays a dividend or makes a distribution on or with respect to the outstanding shares of Common Stock payable in additional shares of Common Stock, then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to the date of such dividend by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, and the number of Warrant Shares shall be proportionately increased such that the aggregate Exercise Price of all remaining Warrant Shares under this Warrant shall remain unchanged; or (ii) makes any other dividend or distribution on or with respect to Common Stock (except any dividend or distribution specifically provided for in this Section 3(a), Section 3(c)(i), or Section 3(d)) (a “Distribution”) then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the Warrant Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including, without limitation, the 4.9% Cap) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the 4.9% Cap, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the 4.9% Cap).

(d)
Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3, if at any time the Company grants, issues or sells any securities entitling the holder to acquire Common Stock or any rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the 4.9% Cap) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the 4.9% Cap, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the 4.9% Cap).

(e)
Change of Control Transaction. In the event of any Change of Control Transaction, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Change of Control Transaction, at the option of the Holder (without regard to any limitation in Section 2(m) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Change of Control Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Change of Control Transaction (without regard to any limitation in Section 2(m) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Change of Control Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Change of Control Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Change of Control Transaction. Notwithstanding anything to the contrary, in the event of a Change of Control Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Change of Control Transaction (or, if later, the date of the public announcement of the applicable Change of Control Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Change of Control Transaction; provided, however, that if the Change of Control Transaction is not within the Company’s control, including not approved by the Company’s Board, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Change of Control Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Change of Control Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Change of Control Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Entity may be the Company following such Change of Control Transaction) in such Change of Control Transaction. “Black Scholes Value” means the value of this Warrant based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Change of Control Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Change of Control Transaction and the Expiration Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365-day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Change of Control Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Change of Control Transaction and (ii) the highest closing price of the Common Stock during the period beginning on the Trading Day immediately preceding the announcement of the applicable contemplated Change of Control Transaction (or the consummation of the applicable Change of Control Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(e) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Change of Control Transaction and the Expiration Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five (5) Trading Days of the Holder’s election (or, if later, on the effective date of the Change of Control Transaction). The Company shall cause any successor entity in a Change of Control Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Change of Control Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Change of Control Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Change of Control Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Change of Control Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Change of Control Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Change of Control Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(f)
Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. For purposes of this Section 3, the number of shares of Common Stock deemed to be outstanding as of a given date shall exclude treasury shares, if any.

(g)
Notice of Certain Events. If (i) the Company shall declare any dividend or distribution upon or with respect to its outstanding Common Stock, payable in stock, cash, property or other securities or take a record of its stockholders in relation thereto; (ii) the Company undertakes a subdivision, combination or reclassification of the type referred to in this Section 3; (iii) there shall be any Change of Control Transaction; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall give the Holder notice thereof at the same time and in the same manner as it gives notice thereof to the holders of outstanding Common Stock.

4.
WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 4, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

5.	REISSUANCE OF WARRANT.

(a)
Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 5(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 5(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)
Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 5(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)
Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder to the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued signed by the respective Holders or their agents and attorneys, for a new Warrant or Warrants (in accordance with Section 5(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.

(d)
Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 5(a) or Section 5(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

6.	REGISTRATION RIGHTS.

(a)	Definitions.

(i)
As used in this Section 6, “Registrable Securities” shall mean the Warrant Shares and any capital stock of the Company issued or issuable with respect to such Warrant Shares or Underlying Shares (as defined below), including, without limitation, (i) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (ii) shares of capital stock of the Company into which the Warrant Shares are converted or exchanged and shares of capital stock of a successor entity into which the Warrant Shares are converted or exchanged; provided, however that that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement (as defined below) with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale); and (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

(b)
Shelf Registration. Promptly, and in any event within sixty (60) calendar days following the Issuance Date, the Company shall file with the SEC a shelf registration statement on Form S-3 or supplement and amend an existing shelf registration statement on Form S-3 or, if Form S-3 is not available to the Company, another appropriate form (including any amendments or supplements, the “Registration Statement”) and the prospectus (including any amendments or supplements, the “Prospectus”) forming part of the Registration Statement in compliance with Rule 415 under the Securities Act covering the resale on a continuous basis of all of the Registrable Securities. Such Registration Statement shall be an “automatic resale registration statement” as defined pursuant to Rule 462(e) if the Company so qualifies, and to the extent the Company does not so qualify, the Company shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as soon as reasonably practicable after such Registration Statement is filed with the SEC. The Company shall use commercially reasonable efforts to keep the Registration Statement effective for a period from the Issuance Date until the date on which all Underlying Shares subject to the Registration Statement cease to be Registrable Securities hereunder.

(c)
Piggyback Registration. If the Company proposes to register any of its securities that are of the same class as the Registrable Securities under the Securities Act (other than by a registration relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act, and other than a registration on Form S-4, Form S-8 or any successor or similar form, or in connection with a tender offer, merger or other acquisition or a registration on any registration form which does not permit secondary sales), and if the form of registration statement proposed to be used may be used for the registration of the Registrable Securities, then, on each such occasion, the Company shall furnish the Holder with at least ten (10) days prior written notice of the filing thereof. Subject to the following sentence, at the written request of the Holder, given within five (5) days after receipt of such notice, the Company will cause (or in the case of an underwritten offer, use its reasonable commercial efforts to cause the managing underwriter or underwriters to permit) all of the Registrable Securities for which registration shall have been requested by such Holder to be included in such registration statement. If any registration pursuant to this Section 6(b) shall be, in whole or in part, an underwritten public offering of Common Stock, then the number of shares of Registrable Securities to be included in such underwriting may be reduced by the Company and the managing underwriter or underwriters thereof if and to the extent that the Company and such underwriter or underwriters shall be of the opinion (in their sole reasonable judgment) that such inclusion could adversely affect the success of the offering or the marketing of the securities to be sold by the Company therein. The Company may withdraw or suspend any such registration at any time, provided that the Company shall give immediate notice of such withdrawal to the Holders who requested inclusion of the Registrable Securities.

(d)
As a condition precedent to the Company’s obligations under this Section 6, each Holder shall (i) cooperate with the Company in connection with the preparation and filing of the registration statement and any amendments or supplements thereto, (ii) furnish to the Company in writing such information regarding the Holder, the Registrable Securities and the intended method of disposition thereof as the Company may reasonably request for inclusion in the registration statement or related prospectus, including a duly completed and executed selling stockholder questionnaire in form reasonably satisfactory to the Company (a “Selling Holder Questionnaire”), and (iii) promptly notify the Company of any changes to such information set forth in the most recent Selling Holder Questionnaire. The Registration Statement and Prospectus shall only include the Registrable Securities of Holders for whom the Company has received properly completed Selling Holder Questionnaires on or before the fifth (5th) calendar day after the receipt of written notice of the filing thereof. None of the information supplied (or to be supplied) by or on behalf of any of the Holders of Registrable Securities for inclusion or incorporation by reference in the applicable Registration Statement or Prospectus will, at the time the Registration Statement becomes effective under the Securities Act (or with respect to any post-effective amendments or supplements thereto, at the time such post-effective amendments or supplements become effective under the Securities Act), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

(e)
The Company shall have the right at any time, upon notice (with immediate effect) to the Holders of Registrable Securities, to (i) delay the filing of the Registration Statement or a request for acceleration of the effective date for the shortest period of time reasonably possible, but in no event more than sixty (60) days, which delay cannot occur more than two (2) times in any one-year period, or (ii) suspend the use of the Registration Statement or the Prospectus after effectiveness and require that the Holders of Registrable Securities immediately cease sales of shares pursuant to any Registration Statement or Prospectus in the event that (A) the Company is or determines in good faith that it may be in possession of material non-public information, the failure of which to disclose in the Registration Statement or the Prospectus could result in a violation of securities laws, including in respect of a contemplated financing, acquisition, disposition, corporate reorganization, merger, or other similar transaction or other material event or circumstance affecting the Company or its securities, or (B) any other event occurs that makes any statement of a material fact made in such Registration Statement or Prospectus, including any document incorporated by reference therein, untrue or that requires the making of any additions or changes in such Registration Statement or Prospectus in order to make the statements therein not misleading. If the Company suspends the use of the Registration Statement or Prospectus and requires the Holders of Registrable Securities to cease sales of shares pursuant to this Section 6(e), the Company shall, as promptly as reasonably practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be reasonably necessary to terminate such suspension and give written notice to all Holders of Registrable Securities authorizing them to resume sales pursuant to such Registration Statement and the Prospectus. If as a result thereof any Registration Statement or Prospectus has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised Registration Statement or Prospectus with the notice to Holders of Registrable Securities given pursuant to this Section 6(e), and the Holders of Registrable Securities shall make no offers or sales of shares pursuant to such Registration Statement other than by means of such revised Prospectus. The Company need not specify the nature of the event giving rise to any delay or suspension in any notice to Holders of Registrable Securities. The provisions of this Section 6(e) shall be in addition to any employee insider trading or similar policies of general application maintained by the Company as may be applicable to a Holder of Registrable Securities that is an employee of the Company.

(f)
The Company shall pay all fees, costs and expenses incident to the performance by the Company of or compliance by the Company with its obligations under this Section 6, including (i) all SEC, stock exchange and Financial Industry Regulatory Authority registration, filing and listing fees, (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any prospectus and amendments or supplements thereto, and (iii) the reasonable fees and expenses of the Company’s counsel and independent public accountants. Each Holder shall be responsible for its own expenses, including any underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities by such Holder, and the fees and expenses of such Holder’s counsel and other advisors.

(g)	Indemnification; Contribution.

(i)
The Company shall indemnify, defend and hold harmless each Holder, its Affiliates, officers, directors, partners, members, managers, employees, agents and representatives, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Holder, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, judgments, costs (including reasonable attorneys’ fees) and expenses arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any prospectus included therein, or in any amendment or supplement thereto, or (B) the omission or alleged omission to state in the registration statement or any prospectus a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished by such Holder expressly for use therein.

(ii)
Each Holder, severally and not jointly, shall indemnify, defend and hold harmless the Company, its Affiliates, officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, judgments, costs (including reasonable attorneys’ fees) and expenses arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in the registration statement or prospectus, or any amendment or supplement thereto, if and to the extent, but only to the extent, such statement or omission was made in reliance upon and in conformity with written information furnished by such Holder expressly for use therein.

(iii)
Any Person entitled to indemnification hereunder shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it is materially prejudiced thereby) and (B) permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that the indemnified party shall have the right to retain its own counsel with the reasonable and documented fees and expenses of such counsel to be paid by the indemnifying party if: (1) the indemnifying party has agreed in writing to pay such fees and expenses; (2) the indemnifying party shall have failed promptly to assume the defense of such claim in a reasonable period of time and to employ counsel reasonably satisfactory to the indemnified party in defending such claim; or (3) the named parties to any such claim (including, without limitation, any impleaded parties) include both the indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such claim on behalf of the indemnified party). An indemnifying party shall not be liable for any settlement effected without its prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

(iv)
To the extent the indemnification provided in this Section 6(g) is prohibited or limited by law or unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however:  (A) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the other limitations set forth in this Section 6, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(v)
Notwithstanding anything in this Section 6(g) to the contrary, the Holder shall not be required to indemnify or contribute, in the aggregate, any amount in excess of the net proceeds received by the Holder from the applicable sale of Registrable Securities.

(vi)	This Section 6(g) shall survive the exercise of this Warrant and the transfer of this Warrant and any of the Registrable Securities by the Holder.

(h)	The Company’s obligations under this Section 6 (other than with respect to Section 6(g)) shall terminate on the date on which the Holder no longer holds any Registrable Securities.

7.	COVENANTS OF THE PARTIES.

(a)
At all times (if any) prior to the Expiration Date or earlier termination of this Warrant, when the Company shall not be required to file reports pursuant to Section 13 or 15(d) of the Exchange Act or shall not have timely filed all such required reports, Holder shall be entitled to the information rights contained in Section 7.01(p) of the Financing Agreement, provided that the confidentiality provisions contained in Section 10.13 of the Financing Agreement shall apply to any information received under this section, and in any such event Sections 7.01(p) and 10.13 of the Financing Agreement are hereby incorporated into this Agreement by this reference as though fully set forth herein. In receiving any such information, Holder shall at all times comply with all securities laws applicable to the resale of this Warrant or the shares of Common Stock issuable upon exercise of this Warrant, including relevant insider trading laws.

(b)
The Company shall, at all times prior to the earlier to occur of (x) the date of sale or other disposition by Holder of this Warrant or all shares of Common Stock issued on exercise of this Warrant, or (y) the Expiration Date or earlier termination of this Warrant if the Warrant has not been exercised in full or in part on such date, use all commercially reasonable efforts to timely file all reports required under the Exchange Act and otherwise timely take all actions necessary to permit the Holder to sell or otherwise dispose of this Warrant and the shares of Common Stock issued on exercise hereof pursuant to Rule 144 promulgated under the Securities Act as amended and in effect from time to time, provided that the foregoing shall not apply in the event of a Change of Control Transaction following which the successor or surviving entity is not subject to the reporting requirements of the 1934 Act.

8.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Holder that:

(a)	The Company is duly organized and validly existing and in good standing as a corporation under the laws of the State of Delaware.

(b)
The Company has all corporate power and authority to execute this Warrant, and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Warrant, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and assuming due authorization, execution and delivery of this Warrant by the Holder, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its respective terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)
None of the execution and delivery of this Warrant, the consummation of the transactions contemplated herein or the performance of and compliance with the terms and provisions hereof will: (i) violate or conflict with any provision of the Company’s certificate of incorporation or bylaws; (ii) violate any law, regulation, order, writ, judgment, injunction, decree or permit applicable to it; (iii) violate or conflict with any material contractual provisions of, or cause an event of default or give rise to any right of acceleration under any agreement, instrument or contract the breach of which is reasonably likely to result in a material adverse effect to the Company; or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to its properties.

(d)
No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person (or group of Persons) is required in connection with the execution, delivery or performance of this Warrant, except for any notices of sale required to be filed with the SEC under Regulation D of the Securities Act or such filings as may be required under state securities laws.

(e)	All Warrant Shares which may be issued upon the exercise of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

9.	REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder hereby represents and warrants to the Company as follows:

(a)	The Holder is duly formed, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization.

(b)
The Holder has all power and authority to execute this Warrant and the other Transaction Documents, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Holder of this Warrant and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited partnership action on the part of the Holder, and assuming due authorization, execution and delivery of this Warrant by the Company, constitutes a legal, valid and binding obligation of the Holder, enforceable in accordance with its respective terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)
This Warrant is issued to the Holder in reliance upon the Holder’s representation to the Company that this Warrant and the Warrant Shares will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof other than to an Affiliate, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same other than to an Affiliate. By executing this Warrant, Holder further represents that Holder does not have any contract, undertaking, agreement or arrangement with any person, other than an Affiliate, to sell, transfer or grant participations to such person or to any third person with respect to any of the Warrant Shares.

(d)
Holder understands that this Warrant and the Warrant Shares are not registered under the Securities Act on the ground that the issuance of such securities is exempt from registration under the Securities Act, and that the Company’s reliance on such exemption is predicated on Holder’s representations set forth herein.

(e)
The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(f)	Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(g)
Holder understands that this Warrant and the Warrant Shares are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

10.
NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, and will be deemed given (A) if delivered by first-class registered or certified mail, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, and (C) if delivered by electronic mail, when sent (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient), and will be delivered and addressed as follows:

(i)	if to the Company, to:

Digital Turbine, Inc.
110 San Antonio Street, Suite 160
Austin, Texas 78701
Attention: Josh Kinsell, Ben Southward, Hector Clemente
Email:

with a copy to:

Latham & Watkins LLP
300 Colorado, Suite 2400
Austin, Texas 78701
Attn: Jenifer Smith; Rachel Ratcliffe Payne
Email: Jen.Smith@lw.com;
Rachel.RatcliffePayne@lw.com

(ii)	if to the Holder, to:

[ ● ]
Email: [ ● ]

with a copy to:

[ ● ]
Email:  [ ● ]

11.
AMENDMENT AND WAIVER. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

12.	GOVERNING LAW; JURISDICTION; JURY TRIAL.

(a)
This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 10(i) or such other address as the Company subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.

(b)
THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13.
REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and any other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14.
TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company; provided that this Warrant and the Warrant Shares may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee. The transfer of this Warrant shall be recorded on the books of the Company upon receipt by the Company of a written notice of transfer at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer (a “Transfer Notice”). Until the Company receives such Transfer Notice and payment in full of such amounts, the Company may treat the Holder as the owner for all purposes.

15.
SEVERABILITY; CONSTRUCTION; HEADINGS. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties hereto or the practical realization of the benefits that would otherwise be conferred upon the parties hereto. The parties hereto will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

16.
TAX TREATMENT. The Company and the Holder hereby acknowledge and agree that, for U.S. federal income tax purposes, (a) the Warrant is part of an “investment unit” within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), that includes the Loans, and (b) the Company will determine the issue price (within the meaning of Section 1273(b) of the Code) of the investment unit and the allocation of such issue price between the Loans and Warrant consistent with this Section 16 and Section 1.1273-2(h) of the Treasury Regulations, and the Company will inform the Holder of such determinations. The parties hereto agree to report all income tax matters with respect to the Warrants consistent with this Section 16 and shall not take any action or file any tax return, report or declaration inconsistent herewith unless required to do so by a change in applicable law or by a tax authority following an audit or examination.

17.	CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b)	“Bloomberg” means Bloomberg L.P.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York or Austin, Texas are authorized or required by law to remain closed.

(e)
“Change of Control Transaction” means (i) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party, except any such merger or consolidation in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or the resulting corporation (or other entity) or (2) if the surviving or the resulting corporation (or other entity) is a wholly owned subsidiary of another corporation (or other entity) immediately following such merger or consolidation, the ultimate parent corporation (or other entity) of such surviving or resulting corporation (or other entity), (ii) the acquisition or transfer (whether by merger, consolidation or otherwise and whether by the Company or any other Person), in one transaction or a series of related transactions, by or to a Person or group of Persons (other than an underwriter of the Company’s securities) of shares of the Company’s capital stock if, after the closing of such transaction or series of related transactions, such Person or group of Persons would hold at least 50%, by voting power, of the capital stock of the Company (or the surviving or acquiring entity), (iii) the sale, lease, license, transfer or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries, taken as a whole, except where such sale, lease, license, transfer or other disposition is to a wholly owned subsidiary of the Company, (iv) a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger, consolidation or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires a majority, by voting power, of the capital stock of the Company, or (v) a “Change of Control” with respect to the Financing Agreement.

(f)
“Common Stock” means (i) the Company’s Common Stock, par value $0.0001 per share, and (ii) and any class and/or series of Company capital stock for or into which such Common Stock may be converted or exchanged in a reorganization, recapitalization or similar transaction.

(g)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(h)	“Expiration Date” means March 1, 2030.

(i)	“Expiration Time” means 5:00 p.m. Eastern time on the Expiration Date.

(j)	“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(k)
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(l)	“Principal Market” means the Nasdaq Capital Market or such other national securities exchange or securities market on which the Common Stock is then principally traded.

(m)	“SEC” means the United States Securities and Exchange Commission, or any successor governmental authority.

(n)	“Securities Act” means the United States Securities Act of 1933, as amended.

(o)
“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Principal Market as in effect on the date of delivery of the applicable Notice of Exercise.

(p)	“Trading Day” means any day on which the Common Stock is traded on the Principal Market.

(q)
“Transaction Documents” means this Warrant and any agreement entered into by and between the Company and the Holder pursuant hereto, as applicable (excluding the Financing Agreement and the Loan Documents (as defined in the Financing Agreement)).

(r)	“Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent of the Company, and any successor transfer agent of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

DIGITAL TURBINE, INC.

By:
Name:
Title:

[Signature Page to Warrant]

Acknowledged and Agreed as of the Issuance Date set out above:

[ ● ]

By:
Name:
Title: Authorized Signatory

[Signature Page to Warrant]

EXHIBIT A

NOTICE OF EXERCISE

1.          The undersigned hereby elects to purchase shares of the Common Stock of Digital Turbine, Inc. pursuant to the terms of the attached Warrant. In the event that this Warrant is not fully exercised and has not expired, the Company will issue to the Holder a new warrant representing the shares of Common Stock not acquired.

2.           Payment shall take form of (check applicable box):

[ ]	in lawful money of the United States, by check or wire transfer in immediately available funds; or

[ ]	pursuant to a Cashless Exercise pursuant to Section 2(c) of the Warrant.

3.            Please issue said shares in the name of the undersigned or in such other name as is specified below:

[Holder]
Attn:
[Address]
[Address]
E-mail:

4.           The Warrant Shares shall be delivered to the following DWAC participant account information:

5.           The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

HOLDER, or Assignee

(Signature)

(Name and Title)

(Date)